UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 30, 2009

NORTEL NETWORKS CORPORATION

(Exact name of registrant as specified in its charter)

CANADA	001-07260	98-0535482
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

195 THE WEST MALL, TORONTO, ONTARIO, CANADA	M9C 5K1
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 905-863-7000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On September 30, 2009, Nortel Networks Corporation (NNC) announced that it, its principal operating subsidiary, Nortel Networks Limited (NNL), and certain of its other subsidiaries, including Nortel Networks Inc., Nortel Networks UK Limited and Nortel Networks SA (NNSA), plan to sell by “open auction” substantially all of its global GSM/GSM-R business. In connection with this proposed sale, NNL also expects to transfer specified patents predominantly used in the GSM business and grant non-exclusive licenses of other relevant patents.

GSM (Global System for Mobile communications) is the most popular wireless technology standard for mobile phones in the world. Nortel is a leading supplier of GSM networks and has worked with operators worldwide on implementing the GSM family of access technologies including GSM/GPRS/EDGE. Also based on GSM technology is GSM-R (GSM for Railways) which provides a secure communications system for railways operators. Nortel has more than 15 years experience with this technology and is the number one GSM-R provider globally.

Nortel has worked with more than 100 operators in over 65 countries to implement cost-effective, high-performance GSM/GPRS/EDGE networks. Built on Nortel’s GSM access and core network solutions, the networks are characterized by near-wireline voice quality, unparalleled security, unequalled radio performance, high-availability and leading-edge wireless voice and data capabilities. Nortel recently introduced Nortel Smart Power Management (SPM) software, a feature which, when, combined with other enhancements made to Nortel’s GSM technology, make today’s Nortel GSM portfolio up to 50% more energy efficient than it was five years ago.

Nortel has filed a motion seeking the establishment of a Section 363 sale procedure with the United States Bankruptcy Court for the District of Delaware that will allow qualified bidders to submit offers for the GSM/GSM-R business. A similar motion for the approval of the sale procedure will be filed with the Ontario Superior Court of Justice. Any final sale agreement would be subject to approval by the U.S. and Canadian courts.

In relation to the EMEA entities to which they are appointed, the UK Joint Administrators have the authority, without further court approval, to enter into an EMEA asset sale agreement on behalf of those relevant Nortel entities. The sale of any GSM/GSM-R assets currently held by NNSA, a French subsidiary, will be subject to the approval of the French Court. In some EMEA jurisdictions, any transaction is subject to information and consultation with employee representatives prior to finalization of the terms of sale.

Completion of any transaction will also be subject to receipt of all regulatory approvals and satisfaction of customary closing conditions.

As previously announced, NNC does not expect that its common shareholders or the preferred shareholders of NNL will receive any value from the creditor protection proceedings and expects that the proceedings will result in the cancellation of these equity interests.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTEL NETWORKS CORPORATION

By:	/S/ ANNA VENTRESCA
Anna Ventresca General Counsel-Corporate and Corporate Secretary

By:	/S/ GRACE K. MCDONALD
Grace K. McDonald Assistant Secretary

Dated: October 1, 2009

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